                                                                   EXHIBIT 3(i)

                            ARTICLES OF AMALGAMATION
                                STATUS DE FUSION


1.   The name of the amalgamated corporation is:          Denomination sociale de la societe issue de al fusion:

                             BRACKNELL CORPORATION

2.   The address of the registered office is:             Adresse du siege social is:

                           Suite 1506, 150 York Street
   -----------------------------------------------------------------------------
   (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
              (Rue of numero ou numero de la R.R. et. s'll s'agit
                    d'un edifice e bureaux numero du bureau)

                                    Toronto                               M5H3S5
   -----------------------------------------------------------------------------

                     (Name of Municipality or Post Office)
                 (Nom de la municipalite ou du bureau de poste)


                Municipality of                                in the                          Metropolitan Toronto
---------------------------------------------------------------------------------------------------------------------------------
(Nom de la municipalite, du canion geographique)             dans le/la              (County, District Regional Municipality)
(Name of Municipality, Geographic Township)                                          (Comie, district municipallte regionaie)

3.   Number (or minimum and maximum number) or directors is: Nombre (ou nombres minimal et maximal)
                                                             d'administrateurs:

A minimum of 3 directors and a maximum of 15 directors.



4.   The director(s) is/are:                                 Administrateur(s):                                 Resident
                                          Residence address, giving Street & No. or R.R. No. Municipality and   Canadian State
                                          Postal Code                                                           Yes or No
First name, Initials and surname          Adresse personnelle, y compris la rue at le numero, le numero         Resident
Prenom, initiales et nom de famille       de la R.R., le nom de la municipalite et le code postal               canadian Oui/Non
----------------------------------------- --------------------------------------------------------------------- -----------------
Thomas P. Flynn                           1585 Jalna Avenue                                                             Yes
                                          Mississauga, Ontario  L5J 1S8
George L. Ploder                          2373 Doulton Drive                                                            Yes
                                          Mississauga, Ontario L5H 3M4
Kurt Rothschild                           #903-120 Shelborne Ave.                                                       Yes
                                          Toronto, Ontario M6B 2M7
Allan R. Twa                              513-34th Avenue S.W.                                                          Yes
                                          Calgary, Alberta T2S 0T2
Gilbert S. Bennett                        R.R. #2, Skyway Road                                                          Yes
                                          Guelph, Ontario N1H 6H8
Paul D. Melnuk                            37 Countryside Lane                                                           No
                                          St. Louis, Missouri U.S.A.  63131
James W, Moir, Jr.                        6770 Jubilee Road, Unit #7                                                    Yes
                                          Halifax, Nova Scotia  B3H 2H8

                                                                               2

5.   A) The amalgamation agreement has been duly adopted by       A) Les actionnaires de chaque societe qui fusionne
     the shareholders of each of the amalgamating corporations    ont diment adopte la convention de fusion
     as required by subsection 176(4) of the Business             conformement au paragraphe 176(4) de la Loi sur les
     Corporations Act on the date set out bellow.                 societes par actions a la date mentionnee ci-dessous.


                                       [ ]

                          ----------------------------
                          CHECK                 COCHER
                          A OR B                A OU B
                          ----------------------------

                                       [X]

B)   The amalgamation has been approved by the                    B) Les administrateurs de chaque societe qui fusionne ont
     directors of each amalgamating corporation by a                 approuve la fusion par voie de resolution conformement a
     resolution as required by section 177 of the                    l'article 177 de la Loi sur les societes par actions a
     Business Corporations Act on the date set out                   la date mentionnee ci-dessous.
     below.


     The articles of amalgamation in substance contain the           Les status de fusion reprennent essentiellement les
     provisions of the articles of incorporation of                  dispositions des statuts constitutifs de

                             BRACKNELL CORPORATION

-----------------------------------------------------------------------------------------------------------------------------
         and are more particularly set out in these articles.                 et sont enonces textuellement aux presents
                                                                              statuts.

     Names of amalgamating corporations                     Ontario Corporation Number             Date of
     Denomination sociale des societes qui                  Numero de la societe an                Adoption/Approval
     fusionnant                                             Ontario                                Date d'adoption ou
                                                                                                   d'approbation
----------------------------------------------------- ------------------------------------- ---------------------------------
     BRACKNELL CORPORATION                                           535958                          15/APRIL/1997
     T3LPCO-6 INVESTMENT INC.                                       1233238                          15/APRIL/1997
     1045434 ONTARIO INC.                                           1045434                          15/APRIL/1997

                                                                               3

6.   Restrictions, if any, on business the corporation may                       Limites, s'il y a lieu, imposees aux activites
     carry on or on powers the corporation may                                   commerciales ou aux pouvoirs de la societe:
     exercise.

The Corporation is not restricted from carrying on any business or from exercising any powers.

7.   The classes and any maximum number of shares that the                       Categories et nombre maximal, s'il y a lieu,
     corporation is authorized to issue:                                         d'actions que la societe est autorisee a
                                                                                 emettre:

The Corporation is authorized to issue an unlimited number of common shares ("Common Shares") and an unlimited number of preferred shares issuable in series ("Preferred Shares").

8.   Rights, privileges, restrictions and conditions (if                         Droits, privileges, restrictions et conditions,
     any) attaching to each class of shares and directors                        s'il y a lieu, rattaches a chaque categorie
     with respect to any class of shares which                                   d'actions et pouvoirs des administrateurs
     may be issued in series:                                                    relatife a chaque categorie d'actions qui
                                                                                 peut etre emise en serie:

The rights, privileges, restrictions and conditions attaching to the Common Shares and to the Preferred Shares as a class are as follows:

1.       Directors' Rights to Issue in One or More Series

         The Preferred Shares may at any time or from time to time be issued in one or more series. Before any shares of a particular series are issued the directors of the Corporation shall determine the number of shares that will form such series and shall, subject to the limitations set out herein, by resolution fix the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon (which race, amount or method of calculation may be subject to changes or adjustments), the time and place of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion rights (if any), the voting rights (if any) attached thereto, and the terms and conditions of any share purchase plan or sinking fund, the whole subject to the filing with the Director (as defined in the Business Corporations Act) of articles of amendment containing a description of conditions fixed by the directors.

2.       Ranking of Preferred Shares

         The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to accumulated dividends and return of capital, and shall be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other shareholders for the purpose of winding up its affairs. When any dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sum that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full ail such claim as aforesaid, the claims of the holders of the Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other preference not inconsistent with paragraphs 1 to 4 hereof over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

3.       Amendment with Approval of Holders of Preferred Shares

         The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class may be added to, changed or removed but only with the approval of holders of Preferred Shares given as hereinafter specified.

4.       Approval of Holders of Preferred Shares

         The approval of the holders of Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or of any other matters requiring the consent of the holders of the Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of Preferred Shares or passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose.

         The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every meeting of holders of Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Preferred Shares, each holder of Preferred Shares entitled to vote thereat shall have one vote for each Preferred Share held.

5.       Common Shares

         (a) Subject to the prior rights of the holders of the Preferred Shares (i) the board of directors may declare and cause to be paid dividends to the holders of the Common Shares from any assets at the time properly applicable to the payment of dividends; and (ii) the holders of Common Shares shall, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, be entitled to receive the remaining assets of the Corporation.

         (b) Each Common Share is equal to every other Common Share and the holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote in respect of each Common Share held at such meetings, except meetings at which the holders of a particular class of shares other than the Common Shares are entitled to vote separately as a class.

9.   The issue, transfer or ownership of shares is/is not               L'emission, le transfert ou la propriete d'actions est/
     restricted and the restrictions (if any) are as                    n'est pas restraint. Les restrictions, s'il y a lieu,
     follows:                                                           sont les suivantes:

The issue or transfer of ownership of shares of the Corporation is not restricted.

10. Other provisions, if any:                                           Autres dispositions, s'il y lieu:

In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may without authorization of the shareholders, by authentic deed, in particular but without limitation, for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, hypothecate, mortgage, pledge, cede or transfer any property, moveable or immovable, present or future, which it may own.


11.  The statements required by subsection 178(2) of the                Les declarations exigees aux termes du paragraphe
     Business Corporations Act are attached as Schedule "A":            de la Loi sur les societes par actions 178(2) constituent
                                                                        l'annexe "A":

12.  A copy of the amalgamation agreement or directors                  Une copie de la convention de fusion ou les  resolutions
     resolutions (as the case may be) is/are attached as                des administrateurs (selon le cas) constituent l'annexe
     Schedule "B":                                                      "B":

These articles are signed in duplicate                                  Les presents statuts sont signes en double exemplaire.

Names of the amalgamating corporations and signatures and               Denomination sociale des societes qui fusionnent,
descriptions of office of their proper officers.                        signature et fonction de leurs dirigants regulierement
                                                                        designes.

                                    BRACKNELL CORPORATION



                                    by /s/   George L. Ploder              C.S.
                                      -------------------------------------
                                      George L. Ploder, President
                                      and Chief Executive Officer


                                    T3LPCO-6 INVESTMENT INC.



                                    by /s/   George L. Ploder              C.S.
                                      -------------------------------------
                                      George L. Ploder, President
                                      and Chief Executive Officer


                                    1045434 ONTARIO INC.



                                    by /s/   George L. Ploder              C.S.
                                      -------------------------------------
                                      George L. Ploder, Chief
                                      Executive Officer

                                   SCHEDULE A

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 178(2) OF
                     THE BUSINESS CORPORATIONS ACT (ONTARIO)


         I, George L. Ploder, of the City of Mississauga, in the Regional Municipality of Peel, in the Province of Ontario, hereby state as follows:

1. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the "Act").

2. I am a director and the President and Chief Executive Officer of Bracknell Corporation (the "Corporation") and as such have knowledge of its affairs.

3. I have conducted such examinations of the books and records of the Corporation as are necessary to enable me to make the statements set forth below.

4.       There are reasonable grounds for believing that:

         (a) the Corporation is and the corporation to be formed by the amalgamation (the "Amalgamation") of the Corporation, T3LPCO-6 Investment Inc. and 1045434 Ontario Inc., will be able to pay its liabilities as they become due; and

         (b) the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. There are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the Amalgamation.

6. The Corporation has not been notified by any creditor that it objects to the Amalgamation.

                  This Statement is made this 15th day of April, 1997.




                                          /s/   George L. Ploder
                                          --------------------------------------
                                          George L. Ploder

                                   SCHEDULE A

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 178(2) OF
                     THE BUSINESS CORPORATIONS ACT (ONTARIO)

         I, George L. Ploder, of the City of Mississauga, in the Regional Municipality of Peel, in the Province of Ontario, hereby state as follows:

1. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the "Act").

2. I am a director and the President and Chief Executive Officer of T3LPCO-6 Investment Inc. (the "Corporation") and as such have knowledge of its affairs.

3. I have conducted such examinations of the books and records of the Corporation as are necessary to enable me to make the statements set forth below.

4.       There are reasonable grounds for believing that:

         (a) the Corporation is and the corporation to be formed by the amalgamation (the "Amalgamation") of the Corporation, Bracknell Corporation and 1045434 Ontario Inc., will be able to pay its liabilities as they become due; and

         (b) the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. There are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the Amalgamation.

6. The Corporation has not been notified by any creditor that it objects to the Amalgamation.

                  This Statement is made this 15th day of April, 1997.




                                         /s/   George L. Ploder
                                         ---------------------------------------
                                         George L. Ploder

                                   SCHEDULE A

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 178(2) OF
                     THE BUSINESS CORPORATIONS ACT (ONTARIO)



         I, George L. Ploder, of the City of Mississauga, in the Regional Municipality of Peel, in the Province of Ontario, hereby state as follows:

1. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the "Act").

2. I am a director and the President and Chief Executive Officer of 1045434 Ontario Inc. (the "Corporation") and as such have knowledge of its affairs.

3. I have conducted such examinations of the books and records of the Corporation as are necessary to enable me to make the statements set forth below.

4.       There are reasonable grounds for believing that:

         (a) the Corporation is and the corporation to be formed by the amalgamation (the "Amalgamation") of the Corporation, T3LPCO-6 Investment Inc. and Bracknell Corporation, will be able to pay its liabilities as they become due; and

         (b) the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. There are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the Amalgamation.

6. The Corporation has not been notified by any creditor that it objects to the Amalgamation.

                  This Statement is made this 15th day of April, 1997.




                                              /s/   George L. Ploder
                                              ----------------------------------
                                              George L. Ploder

                                   SCHEDULE B

                              BRACKNELL CORPORATION

                                AMALGAMATION WITH
                1045434 ONTARIO INC. AND T3LPCO-6 INVESTMENT INC.


         WHEREAS subsection 177(l) of the Business Corporations Act (Ontario) (the "Act"), permits a holding corporation and one or more of its, directly or indirectly, wholly-owned subsidiary corporations to amalgamate and continue as one corporation without complying with sections 175 and 176 of the Act:

         AND WHEREAS of 1045434 Ontario Inc. And T3LPCO-6 Investment Inc. (collectively, the "Subsidiaries") is a wholly-owned subsidiary of BRACKNELL CORPORATION (the "Corporation");

         AND WHEREAS it is considered desirable and in the best interests of the Corporation that the Corporation and the Subsidiaries amalgamate and continue as one corporation pursuant to subsection 177(l) of the Act;

NOW THEREFORE BE IT RESOLVED THAT

1. the amalgamation (the "Amalgamation") of the Corporation and the Subsidiaries, pursuant to the provisions of subsection 177(l) of the Act, be and the same is hereby approved;

2. upon the Amalgamation becoming effective, all the shares (whether issued or unissued) of each of the Subsidiaries shall be cancelled without any repayment of capital in respect thereof;

3. except as may be prescribed, the articles of amalgamation of the corporation (the "Amalgamated Corporation") continuing from the Amalgamation shall be the same as the articles of the Corporation;

4. upon the Amalgamation becoming effective, the by-laws of the Corporation as in effect immediately prior to the Amalgamation shall be the by-laws of the Amalgamated Corporation;

5. no securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the Amalgamation; and

6. any one director or officer of the Corporation is hereby authorized and directed, for and in the name of and on behalf of the Corporation, to execute, whether under the corporate seal of the Corporation or otherwise, and deliver all such agreements, instruments, certificates and other documents and to do all such other acts and things as in his opinion may be necessary or advisable in connection with the Amalgamation, including the execution and delivery to the Director appointed under the Act of articles of amalgamation in the prescribed form in respect of the Amalgamation, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination."

                            -------------------------


         The undersigned director and President and Chief Executive Officer of BRACKNELL CORPORATION (the "Corporation") hereby certifies that the foregoing is a true and complete copy of a resolution duly passed by the board of directors of the Corporation and that such resolution is in full force and effect, unamended, as of the date hereof.

         DATED the 15th day of April, 1997.


                                             /s/   George L. Ploder
                                             -----------------------------------
                                             George L. Ploder

                                   SCHEDULE B

                            T3LPCO-6 INVESTMENT INC.

                                AMALGAMATION WITH
                 1045434 ONTARIO INC, AND BRACKNELL CORPORATION

         WHEREAS subsection 77(l) of the Business Corporations Act (Ontario) (the "Act"), permits a holding corporation and one or more of its wholly-owned subsidiary corporations to amalgamate and continue as one corporation without complying with sections 175 and 176 of the Act;

         AND WHEREAS each of T3LPCO-6 Investment Inc. (the "Corporation) 1045434 Ontario Inc. ("Sisterco") is a wholly-owned subsidiary of Bracknell Corporation ("Parentco");

         AND WHEREAS it is considered desirable and in the best interests of the Corporation that the Corporation, Sisterco and Parentco amalgamate and continue as one corporation pursuant to subsection 177(l) of the Act;

NOW THEREFORE BE IT RESOLVED THAT

1. the amalgamation (the "Amalgamation") of the Corporation, Sisterco and Parentco, pursuant to the provisions of subsection 177(l) of the Act, be and the same is hereby approved;

2. upon the Amalgamation becoming effective, all the shares (whether issued or unissued) of the Corporation shall be cancelled without any repayment of capital in respect thereof;

3. except as may be prescribed, the articles of amalgamation of the corporation (the "Amalgamated Corporation") continuing from the Amalgamation shall be the same as the articles of Parentco;

4. upon the Amalgamation becoming effective, the by-laws of Parentco as in effect immediately prior to the Amalgamation shall be the by-laws of the Amalgamated Corporation;

5. no securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the Amalgamation; and

6. any one director or officer of the Corporation is hereby authorized and directed, for and in the name of and on behalf of the Corporation, to execute, whether under the corporate seal of the Corporation or otherwise, and deliver all such agreements, instruments, certificates and other documents and to do all such other acts and things as in his opinion may be necessary or advisable in connection with the Amalgamation, including the execution and delivery to the Director appointed under the Act of articles of amalgamation in the prescribed form in respect of the Amalgamation, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination."

                             ----------------------

         The undersigned director and President and Chief Executive Officer of T3LPCO-6 INVESTMENT INC. (the "Corporation") hereby certifies that the foregoing is a true and complete copy of a resolution duly passed by the board of directors of the Corporation and that such resolution is in full force and effect, unamended, as of the date hereof.

                  DATED 15th day of April, 1997.


                                              /s/   George L. Ploder
                                              ----------------------------------
                                              George L. Ploder

                                   SCHEDULE B

                              1045434 ONTARIO INC.

                                AMALGAMATION WITH
               BRACKNELL CORPORATION AND T3LPCO-6 INVESTMENT INC.

         WHEREAS subsection 177(l) of the Business Corporations Act (Ontario) (the "Act"), permits a holding corporation and one or more of its wholly-owned subsidiary corporations to amalgamate and continue as one corporation without complying with sections 175 and 176 of the Act;

         AND WHEREAS each of 1045434 Ontario Inc. (the "Corporation") and T3LPCO-6 Investment Inc. ("Sisterco") is a wholly-owned subsidiary of Bracknell Corporation ("Parentco");

         AND WHEREAS it is considered desirable and in the best interests of the Corporation that the Corporation, Sisterco and Parentco amalgamate and continue as one corporation pursuant to subsection 177(l) of the Act;

NOW THEREFORE BE IT RESOLVED THAT

1. the amalgamation (the "Amalgamation") of the Corporation, Sisterco and Parentco, pursuant to the provisions of subsection 177(l) of the Act, be and the same is hereby approved;

2. upon the Amalgamation becoming effective, all the shares (whether issued or unissued) of the Corporation shall be cancelled without any repayment of capital in respect thereof;

3. except as may be prescribed, the articles of amalgamation of the corporation (the "Amalgamated Corporation") continuing from the Amalgamation shall be the same as the articles of Parentco;

4. upon the Amalgamation becoming effective, the by-laws of Parentco as in effect immediately prior to the Amalgamation shall be the by-laws of the Amalgamated Corporation;

5. no securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the Amalgamation; and

6. any one director or officer of the Corporation is hereby authorized and directed, for and in the name of and on behalf of the Corporation, to execute, whether under the corporate seal of the Corporation or otherwise, and deliver all such agreements, instruments, certificates and other documents and to do all such other acts and things as in his opinion may be necessary or advisable in connection with the Amalgamation, including the execution and delivery to the Director appointed under the Act of articles of amalgamation in the prescribed form in respect of the Amalgamation, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination."

                             ----------------------

         The undersigned director and Chief Executive Officer of 1045434 ONTARIO INC. (the "Corporation") hereby certifies that the foregoing is a true and complete copy of a resolution duly passed by the board of directors of the Corporation and that such resolution is in full force and effect, unamended, as of the date hereof.

                  DATED the 15th of April, 1997.


                                                 /s/   George L. Ploder
                                                 -------------------------------
                                                 George L. Ploder